EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-163509) pertaining to (i) The Black & Decker 2003 Stock Option Plan, (ii) The Black & Decker 1996 Stock Option Plan, (iii) The Black & Decker 1992 Stock Option Plan, (iv) The Black & Decker 2008 Restricted Stock Plan, (v) The Non-Employee Directors Stock Plan and (vi) The Black & Decker 1995 Stock Option Plan for Non-Employee Directors of Stanley Black & Decker, Inc. (formerly The Stanley Works) (the “Company”) of our reports dated February 19, 2010, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended January 2, 2010, and the effectiveness of internal control over financial reporting of the Company filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Hartford, Connecticut
March 12, 2010